Exhibit 23.0

NEWMIL BANCORP, INC.

CONSENT OF PRICEWATERHOUSECOOPERS LLP

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No 0-16455) of NewMil Bancorp, Inc. of our report dated January 20, 2004 relating to the financial statements, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

Hartford, Connecticut March 9, 2004